UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2015, Neothetics, Inc. (NASDAQ: NEOT) (“Neothetics”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor Fitzgerald”), pursuant to which Neothetics may offer and sell, from time to time, through Cantor Fitzgerald shares of Neothetics common stock, par value $0.0001 per share, having an aggregate offering price of up to $20.0 million.

Neothetics is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the NASDAQ Global Market to sell shares from time to time based upon Neothetics’ instructions, including any price, time or size limits specified by Neothetics. Under the Sales Agreement, Cantor Fitzgerald may sell shares by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the registration statement on Form S-3 filed by Neothetics with the U.S. Securities and Exchange Commission on December 1, 2015. Neothetics will pay Cantor Fitzgerald a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights. Neothetics has also agreed to reimburse Cantor Fitzgerald for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Sales Agreement.

The Sales Agreement may be terminated by Cantor Fitzgerald or Neothetics at any time upon notice to the other party, or by Cantor Fitzgerald at any time in certain circumstances, including the occurrence of a material and adverse change in Neothetics’ business or financial condition that makes it impractical or inadvisable to market the shares or to enforce contracts for the sale of the shares.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which Neothetics filed with its registration statement on Form S-3 on December 1, 2015.

Shares sold under the Sales Agreement will be issued pursuant to Neothetics’ registration statement on Form S-3 and the sales agreement prospectus that forms a part of such registration statement, following such time as the registration statement is declared effective by the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Controlled Equity OfferingSM Sales Agreement, dated as of December 1, 2015, by and between Neothetics, Inc. and Cantor Fitzgerald & Co. (filed as Exhibit 1.2 to the registration statement on Form S-3 filed on December 1, 2015 and incorporated by reference herein).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: December 1, 2015	By:	/s/ George W. Mahaffey
George W. Mahaffey
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Controlled Equity OfferingSM Sales Agreement, dated as of December 1, 2015, by and between Neothetics, Inc. and Cantor Fitzgerald & Co. (filed as Exhibit 1.2 to the registration statement on Form S-3 filed on December 1, 2015 and incorporated by reference herein).